Exhibit 10.1

SECOND AMENDMENT TO ACCOUNT PURCHASE AGREEMENTS

THIS SECOND AMENDMENT (this “Amendment”), dated as of October 19, 2011, is entered into by and among BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND SERVICES, LLC, f/k/a/ Energy Maintenance Service, LLC, a Delaware limited liability company (“Energy Maintenance”), BROADWIND TOWERS, INC., f/k/a/ Tower Tech Systems Inc., a Wisconsin corporation (“Tower Tech”) (Brad Foote, Energy Maintenance and Tower Tech are each referred to herein as a “Customer” and collectively as the “Customers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFBC”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A.            Each Customer and WFBC are parties to an Account Purchase Agreement, each dated September 28, 2010 (as amended from time to time, each an “Account Purchase Agreement” and collectively, the “Account Purchase Agreements”).

B.            Each Customer has requested that certain amendments be made to the Account Purchase Agreements, which WFBC is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Defined Terms. Capitalized terms used in this Amendment which are defined in an Account Purchase Agreement shall have the same meanings as defined in such Account Purchase Agreement, unless otherwise defined herein.

2.             Amendments to Account Purchase Agreements. Each Account Purchase Agreement is hereby amended by amending and restating Section 6.19 to read in its entirety as follows:

“6.19 Minimum Cash Reserves. The Customer and its Affiliates will maintain, as of the end of each month and each fiscal year as reflected on reports provided to WFBC under Section 6.06(a) and (b), minimum cash reserves or investments in cash equivalents or short-term investments (“Cash Reserves”) in an aggregate amount equal to the greater of (a) the sum of Purchased Accounts under this Agreement plus all Purchased Accounts(as defined in the applicable Affiliate Account Purchase Agreement) under the Affiliate Account Purchase Agreements and (b) $2,000,000, but in any event, the Customer and its Affiliates shall not be required to maintain Cash Reserves in excess of $5,000,000.”

3.             No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of each Account Purchase Agreement shall remain in full force and effect.

4.             Conditions Precedent. This Amendment shall be effective when WFBC shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to WFBC in its sole discretion:

(a)           The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

(b)           A supplemental Certificate of Authority, duly executed by each Customer.

(c)           Such other matters as WFBC may require.

5.             Representations and Warranties. Each Customer hereby represents and warrants to WFBC as follows:

(a)           Each Customer has all requisite power and authority to execute and deliver this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by each Customer and constitute the legal, valid and binding obligation of each Customer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally and equitable principles of general application (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The execution, delivery and performance by each Customer of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any approval or consent of, or any notice to or filing with, any governmental authority or agency having jurisdiction except such as has already been obtained, (ii) result in a violation of such Customer’s certificate or articles of incorporation or bylaws or any resolutions passed by such Customer’s directors or shareholders, (iii) result in a violation of any applicable law, rule, regulation, order, judgment, injunction, award or decree, or (iv) result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which such Customer is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect.

(c)           All of the representations and warranties contained in each Account Purchase Agreement and each Guaranty are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.             References. All references in each Account Purchase Agreement to “this Agreement” shall be deemed to refer to such Account Purchase Agreement as amended hereby; and any and all references in any of the Related Documents (as defined in each Account Purchase Agreement) to any Account Purchase Agreement shall be deemed to refer to such Account Purchase Agreement as amended hereby.

7.             No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any default or Event of Termination (as defined in the applicable Account Purchase Agreement) under any Account Purchase Agreement or a waiver of any breach, default or event of default under any other Related Document (as defined in each Account Purchase Agreement) or other document held by WFBC, whether or not known to WFBC and whether or not existing on the date of this Amendment.

8.             Release. Each Customer, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges WFBC, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Customer or the Guarantor has had, now has or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.             Costs and Expenses. Each Customer hereby reaffirms its agreement under the Account Purchase Agreement to which it is a party to pay or reimburse WFBC on demand for all costs and expenses incurred by WFBC in connection with such Account Purchase Agreement and the Related Documents (as defined in each Account Purchase Agreement), including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Customer specifically agrees to pay all fees and disbursements of counsel to WFBC for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Customers acknowledge and agree that WFBC may charge such fees and disbursements to the Collected Reserve Account (as defined in the applicable Account Purchase Agreement) of one or more Customers.

10.           Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Manually executed counterparts of the signature pages of this Amendment may be delivered by the parties electronically so long as transmitted pages are reproducible on paper medium upon receipt. Each party is duly authorized to print any executed signature page so received and attach it to this Amendment, whereupon this Amendment shall be deemed to have been duly executed and delivered by the transmitting party and the paper copy of this Amendment assembled by the recipient with such signature page attached shall be deemed an original for all purposes, absent manifest error or bad faith. This Amendment shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The parties hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado, and any appellate court from which any appeals therefrom are available, in connection with any controversy related to this Amendment; (b) waive any argument that venue in any such forum is not convenient; (c) agree that any litigation initiated by WFBC or any Customer in connection with this Amendment may be venued in the state or federal courts located in the City and County of Denver, Colorado; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.           WAIVER OF JURY TRIAL. EACH OF EACH CUSTOMER AND WFBC HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL		BRAD FOOTE GEAR WORKS, INC.
ASSOCIATION, acting through its Wells
Fargo Business Credit operating division

By:	/s/ Martine E. Tracy	By:	/s/ Stephanie Kushner
Name: Martine E. Tracy		Name: Stephanie Kushner
Its: Authorized Signatory		Its: Authorized Signatory

BROADWIND SERVICES, LLC,		BROADWIND TOWERS, INC.,
f/k/a/ Energy Maintenance Service, LLC		f/k/a/ Tower Tech Systems Inc.

By:	/s/ Stephanie Kushner	By:	/s/ Stephanie Kushner
Name: Stephanie Kushner		Name: Stephanie Kushner
Its: Authorized Signatory		Its: Authorized Signatory

Signature Page to

Second Omnibus Amendment to Account Purchase Agreements